Exhibit 99.1

FOR IMMEDIATE RELEASE	February 10, 2010

Versar, Inc. announces resignation of Dr. Theodore M. Prociv and election of New Officers

Offices
Headquarters
Springfield, VA

Inside the U.S.
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Richmond, VA
Norfolk, VA
Chicago, IL
San Antonio, TX
Denver, CO
Dugway, UT
Tempe, AZ
Sacramento, CA

Outside the U.S.
Kabul, Afghanistan
Milton Keynes, UK
 Baghdad, Iraq
Abu Dhabi, UAE
Manila, PH

Springfield, Virginia, February 10, 2010 – Versar, Inc (NYSE Amex: VSR) announced today that Dr. Theodore M. Prociv resigned his position as President and Chief Executive Officer of Versar, Inc.  Dr. Prociv will remain as a member of Versar’s Board of Directors.

“The Versar Board wishes to extend its gratitude for the last ten years of leadership provided by Dr. Prociv”, said Paul J. Hoeper, Chairman of Versar’s Board of Directors.  “Ted was instrumental in doubling Versar’s revenue and we wish him the best in his future endeavors.”

Effective immediately, the Versar Board of Directors has elected Anthony L. Otten as Chief Executive Officer and Jeffrey A. Wagonhurst as President.  The Board also elected Lawrence W. Sinnott as Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Otten, who will remain a director of Versar, has more than 25 years experience as a Chief Executive Officer and Chief Financial Officer, with extensive experience in general and financial management, corporate finance, mergers and acquisitions and strategic planning.  Mr. Otten has a B.S. degree from MIT and a Masters in Public Policy from Harvard’s Kennedy School of Government.

Mr. Wagonhurst, joined Versar in 1999 and most recently served as Executive Vice President in charge of the Company’s Program Management Group.  Mr. Wagonhurst has over 40 years experience in construction management and government contracting.  He served 30 years in the United States Army, retiring at the rank of Colonel.  Mr. Wagonhurst has a Bachelor of Science Degree in Business Administration from Austin Peay State University, a Masters of Arts Degree in Business Management from Webster University, and a Masters of Building Construction from the University of Florida.

Mr. Sinnott, CPA, has over 20 years of financial experience.  He joined Versar in 1991 and has been in charge of the Company’s financial operations as CFO and Treasurer since 1994.  He has been an Executive Vice President with Versar since 2005.  Mr. Sinnott has undergraduate and MBA degrees from Virginia Tech.

VERSAR, INC., headquartered in Springfield, VA, is a publicly held international professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization.  VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, http://www.geomet.com; http://www.viap.com; http://www.dtaps.com; and www.ppsgb.com.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 26, 2009.  The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:                                                                 James C. Dobbs                                  (703) 887-4132
Senior Vice President
Email: jdobbs@versar.com

                                                                        Michael J. Abram                                (703) 642-6706
Senior Vice President
Email: mabram@versar.com

Investor Relations Contact:                               Andrew J. Kaplan                                (732) 747-0702
Barry Kaplan Associates
623 River Road
Fair Haven, NJ  07704
Email: smallkap@aol.com